                                                                     Exhibit 5.2

             [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]




                                                             212-859-8280
December 9, 1996                                         (FAX:  212-859-8586)


Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.
Countrywide Capital I
Countrywide Capital II
155 North Lake Avenue
Pasadena, CA  91101


Ladies and Gentlemen:

          We are acting as special counsel to Countrywide Credit Industries, Inc., a Delaware corporation (the "Guarantor"), its wholly-owned subsidiary Countrywide Home Loans, Inc., a New York corporation (the "Company"), and Countrywide Capital I and Countrywide Capital II, both Delaware statutory business trusts (together, the "Trusts"), in connection with the preparation of a Registration Statement on Form S-3 (File Nos. 333-14111, 333-14111-01, 333-14111-02 and 333-14111-03) of the Company, the Guarantor and the Trusts under the Securities Act of 1933, as amended (the "Securities Act") (together with any amendments thereto, and any registration statement that may be filed pursuant to Rule 462(b) promulgated under the Securities Act, the "Registration Statement") with respect to the contemplated issuance from time to time of (i) up to $300,000,000 aggregate principal amount of the Company's Subordinated Debt Securities (the "Debt Securities") which shall be guaranteed as to payment of principal, premium, if any, and interest by the Guarantor (the "Debt Guarantees") and (ii) the guarantees to be issued by the Guarantor to one or more Trusts in connection with the issuance by such Trust or Trusts of Capital Securities representing undivided beneficial interests in the assets of such Trust or Trusts (the "Capital Guarantees"). The Debt Securities and the Debt Guarantees, if issued, will be issued to one or more Trusts pursuant to an Indenture, to be dated as of ________, 1996 (the "Base Indenture"), as supplemented by one or more supplemental indentures thereto among the Company, the Guarantor and The Bank of New York, as trustee. The Capital Guarantees are to be issued to The Bank of New York, as trustee for the benefit of the holders of the Capital Securities,

Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.
Countrywide Capital I
Countrywide Capital II                  -2-                     December 9, 1996



pursuant to one or more Capital Securities Guarantees between the Guarantor and The Bank of New York. Without limiting the generality of the foregoing, it is specifically contemplated that the Company will issue up to $300,000,000 aggregate principal amount of ___% Junior Subordinated Deferrable Interest Debentures due December 1, 2026 (the "Debentures"), which Debentures will be guaranteed by a Debt Guarantee (the "Capital I Debt Guarantee") under the Base Indenture, as supplemented by a First Supplemental Indenture to be dated as of __________, 1996 (the "Supplemental Indenture"; the Base Indenture, as so supplemented, being referred to herein as the "Indenture"). The Debentures and the Capital I Debt Guarantee will be issued and sold to Countrywide Capital I in connection with its proposed issuance of ___% Capital Trust Pass-through Securities (the "Capital I Securities"), which Capital I Securities will have the benefit of a Capital Guarantee (the "Capital I Guarantee").

          We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Guarantor, that such parties have the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), and that when executed and delivered by such parties, such agreements or instruments will be the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, the Guarantor, the Trusts and others. With respect to the opinion expressed in paragraph 2 below, we have relied with your permission on the opinion of Morris, Nichols, Arsht & Tunnell of even date herewith with respect to matters of Delaware trust law. To the extent that such opinion contains qualifications, assumptions and exceptions, we are incorporating such qualifications, assumptions and exceptions herein.

Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.
Countrywide Capital I
Countrywide Capital II                  -3-                     December 9, 1996



          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

          1. The Base Indenture has been duly authorized by the Company and the Guarantor, and when (i) the Base Indenture has been executed and delivered by the Company and the Guarantor, (ii) the Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, (iii) the terms of the Debentures and their issue and sale and the related Capital I Debt Guarantee has been duly established in conformity with the Base Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company or the Guarantor, (iv) the Capital I Debt Guarantee has been endorsed on the Debentures and executed in accordance with the terms of the Indenture and
(v) the Debentures have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debentures will constitute valid and binding obligations of the Company and the Capital I Debt Guarantee will constitute a valid and binding obligation of the Guarantor, subject in each case to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

          2. The Capital I Guarantee has been duly authorized by the Guarantor and, when executed and delivered by the Guarantor, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

          This opinion is expressly limited to the laws of the State of New York and, to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware, each as currently in effect.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal
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Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.
Countrywide Capital I
Countrywide Capital II                  -4-                     December 9, 1996



Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                        By:  /s/ Kenneth R. Blackman
                           ------------------------------------
                                    Kenneth R. Blackman